GUARANTY
                             --------


      The undersigned, EDISON MISSION ENERGY, a California corporation ("Guarantor"), is executing this Guaranty in favor of THE FUJI BANK, LIMITED,
  ---------
LOS ANGELES AGENCY, as Agent for the equal and ratable benefit of the parties listed in Schedule A hereto (in such capacity, together with its successors and
          ----------
assigns in such capacity, the "Agent" and, collectively with the other parties
                               -----
listed on Schedule A, the "Beneficiaries") to induce the Beneficiaries to enter
                           -------------
into that certain Defeasance Agreement of even date herewith (the "Defeasance
                                                                   ----------
Agreement") with Camino Energy Company (the "Borrower"), a wholly owned
---------                                    --------
subsidiary of Guarantor. The Banks, the Security Representative, the Fronting Bank (as each such party is identified on Schedule A), the Agent and the Borrower are each party to a Project Loan and Credit Agreement dated as of August 27, 1987, as amended to the date hereof (the "Credit Agreement"),
                                                     ----------------
pursuant to which the Banks and the Fronting Bank made a credit facility available to the Borrower in the original maximum amount of $140,000,000 to finance the Borrower's obligations relating to a cogeneration facility in Carson, California (the "Project"). The only remaining extensions of credit
                         -------
outstanding under such credit facility as of the date hereof are direct-pay letters of credit ("LOCs") issued by the Fronting Bank and participated in by
                    ----
the Banks, which LOCs provide credit enhancement and liquidity support for medium-term notes ("Medium-Term Notes") issued by the Borrower. The Borrower
                    -----------------
now wishes to refinance its obligations with respect to the Project and to defease the outstanding Medium-Term Notes, the aggregate principal amount of which is $30,000,000. Pursuant to the Defeasance Agreement, the Borrower has agreed to deposit funds into various accounts ("Defeasance Accounts") maintained
                                                -------------------
by the Depositary (as identified on Schedule A) to defease its respective obligations to each of the Beneficiaries. The Beneficiaries are willing to enter into the Defeasance Agreement on the condition that Guarantor unconditionally guaranty the Borrower's obligations thereunder until the Beneficiaries are able to obtain assurance that amounts deposited by the Borrower into the Defeasance Accounts would not be subject to recovery by the Borrower's estate in the event of the Borrower's bankruptcy, insolvency, reorganization or other like proceeding. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Defeasance Agreement (including the cross-reference therein to terms defined in the Credit Agreement).

            1.     Guaranty.  Guarantor unconditionally and irrevocably
                   --------
               guarantees to the Agent, for the equal and ratable benefit of the Beneficiaries, the full and punctual payment and performance of the Borrower's obligations to make irrevocable and indefeasible payments (in cash and/or securities) to the Depositary for deposit into the Defeasance Accounts pursuant to the Credit Agreement and Defeasance Agreement. In the event the Borrower, any trustee in bankruptcy for the Borrower or any other Person shall take any action seeking to avoid or challenge the transfer by the Borrower of any cash or securities delivered by the Borrower to the Depositary pursuant to the Defeasance Agreement (any such action shall be referred to as a "Challenge" and the property subject to such
                                 ---------
               Challenge shall be referred to as the "Challenged Assets"),
                                                      -----------------
               Guarantor shall forthwith deliver cash and/or securities to the Agent (which shall in turn forthwith deliver the same to the Depositary for deposit into the appropriate Defeasance Accounts in accordance with the terms of the Defeasance Agreement) of such value and of such maturities so as to satisfy the Borrower's obligations under the Defeasance Agreement (including, without limitation, the obligation to obtain a certificate of the Accountant pursuant to Section 2(c), 3(c), 4(c), 5(c), 6(c) and/or 7(c) of the Defeasance Agreement, as applicable) without including the Challenged Assets as available to satisfy the Borrower's obligations. Such obligations of Guarantor are referred to in this Guaranty as the "Shortfall" and will be payable by Guarantor to the
                       ---------
               Agent immediately upon demand in the event of any Challenge.

            2.      Termination of Guaranty.  This Guaranty and the
                    -----------------------
               obligations of Guarantor hereunder shall terminate on the date which is the later of: (a) the date on which the Agent shall
                            --------
               receive, in form and substance satisfactory to the Agent, (i) a certificate of an authorized officer of each of Guarantor and the Borrower, dated as of a date not earlier than one hundred (100) days after the Defeasance Date, that no voluntary or involuntary bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like filing has been made with respect to the Borrower and that no action by any Person seeking to avoid or challenge the transfer by the Borrower of any cash or securities delivered by the Borrower to the Depository has occurred; and (ii) a certified national bankruptcy filing search by a nationally recognized search service acceptable to the Agent, dated as of a date not earlier than one hundred
               (100) days after the Defeasance Date, showing that no voluntary or involuntary bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like filing has been made with respect to the Borrower; and (b) the date on which Guarantor shall have
                             ---
               fully and indefeasibly satisfied any and all of its obligations hereunder that may have arisen on or prior to the date specified in Section 2(a).

            3.     Rights of Beneficiaries.  Guarantor authorizes the
                   -----------------------
               Beneficiaries at any time in their discretion to alter any of the terms of the Defeasance Agreement, the Credit Agreement, the Facility Agreement, the Depositary Agreement or any other Operative Agreement in accordance with the terms thereof, to take and hold any security for the obligations thereunder and to accept additional or substituted security, to subordinate, compromise or release any security, to release the Borrower from its liability for all or any part of such obligations, to release, substitute or add any one or more guarantors or endorsers, and to assign to their successors and assigns under the Defeasance Agreement, the Credit Agreement, the Facility Agreement, the Depositary Agreement or any other Operative Document this Guaranty in whole or in part. The Beneficiaries may take any of the foregoing actions upon any terms and conditions as the Beneficiaries may elect, without giving notice to Guarantor or obtaining the consent of Guarantor and without affecting the liability of Guarantor hereunder.

            4.      Independent Obligation.  Guarantor's obligation to pay
                    ----------------------
               the Shortfall under this Guaranty is independent of the obligations of the Borrower. Agent may bring a separate action against Guarantor without first proceeding against the Borrower or any other Person or any security held by the Agent and without pursuing any other remedy.

            5.       Obligations Absolute.  The obligations of Guarantor
                     --------------------
               hereunder shall be absolute, unconditional and continuing and shall remain in full force and effect until terminated in accordance with Section 2 and without regard to, and shall not be affected or impaired by the following, any of which may occur without the consent of, or notice to, Guarantor, nor shall any of the following give Guarantor any recourse or right of action against the Agent or any other Beneficiary:

                           (a)     any lack of validity or enforceability
                               of, or any release or discharge of the
                               Borrower or any other guarantor from
                               liability under, the Defeasance Agreement or any other Operative Agreement;

                           (b)      any change in the time, manner or
                               place of payment of, or in any other term of, all or any of the obligations guaranteed hereunder or any other amendment or waiver of, or any consent to departure from, the Defeasance Agreement or any other Operative Agreement;

                            (c)      any subordination, compromise,
                                exchange, release, nonperfection or
                                liquidation of any collateral, or any
                                release, amendment or waiver of, or consent to departure from, any other guaranty, for any or all of the obligations guaranteed hereunder;

                            (d)      any express or implied amendment,
                                modification, renewal, addition, supplement, extension (including, without limitation, extensions beyond the original term) or acceleration of the obligations guaranteed hereunder, the Defeasance Agreement or any other Operative Agreement;

                            (e)      any exercise or nonexercise by the
                                Agent or any other Beneficiary of any right or privilege under this Guaranty, the Defeasance Agreement or any of the other Operative Agreements;

                            (f)      any bankruptcy, insolvency,
                                reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Guarantor, the Borrower, or any other guarantor of the obligations guaranteed hereunder or any action taken with respect to this Guaranty by any trustee, receiver or court in an such proceeding, whether or not Guarantor shall have had notice or knowledge of any of the foregoing;

                            (g)      any assignment or other transfer by
                                the Agent, in whole or in part, of the
                                obligations guaranteed hereunder or this
                                Guaranty, the Defeasance Agreement or any of the other Operative Agreements;

                            (h)      any acceptance of partial performance of
                                the obligations guaranteed hereunder;

                            (i)      any consent to the transfer of, or any
                                bid or purchase at sale of, any collateral for the obligations guaranteed hereunder;

                            (j)      the failure of any party or parties to
                                execute this Guaranty or any other document relating to the obligations guaranteed hereunder; or

                            (k)      any other circumstance that might
                                otherwise constitute a defense available to, or a discharge of, the Borrower, Guarantor or any other guarantor of the obligations guaranteed hereunder.

            6.       Waivers of Defenses.  To the extent permitted by law,
                     -------------------
               Guarantor hereby waives and relinquishes all rights and remedies accorded by applicable law to sureties or guarantors and agrees not to assert or take advantage of any such rights or remedies, including without limitation (a) any right to require the Agent to proceed against the Borrower or any other Person or to proceed against or exhaust any security held by the Agent at any time or to pursue any other remedy in the Agent's power before proceeding against Guarantor, (b) the defense of the statute of limitations in any action hereunder or in any action for the collection or performance of the obligations hereby guaranteed, (c) any defense that may arise by reason of the incapacity, lack of authority or disability of the Borrower or any other Person, (d) demand, presentment, protest and notice of any kind, including without limitation notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of the Borrower, the Agent, any endorser or creditor of the Borrower or Guarantor or on the part of any other Person under this or any other instrument in connection with any obligation or evidence of indebtedness held by the Agent as collateral or in connection with the obligation hereby guaranteed, (e) any defense based upon an election of remedies by the Agent, including without limitation an election to proceed by non-judicial rather than judicial foreclosure, which destroys or otherwise impairs the subrogation rights of Guarantor, the right of Guarantor to proceed against the Borrower for reimbursement, or both,
               (f) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal, (g) any duty on the part of the Agent to disclose to Guarantor any facts the Agent may now or hereafter know about the Borrower, regardless of whether the Agent has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume, or has reason to believe that such facts are unknown to Guarantor, or has a reasonable opportunity to communicate such facts to Guarantor, (h) any defense arising under Section 364 of the Federal Bankruptcy Code and (i) any claims of any nature whatsoever against the Agent or the other Beneficiaries arising out of or related to the sale or transfer of any collateral or the resolution or settlement of any dispute arising under any Operative Agreement, notwithstanding that such sale or transfer or resolution or settlement occurred at such time or in such a manner as to directly or indirectly increase the amount of the Shortfall obligation to be paid by the Guarantor hereunder. Without limiting the generality of the foregoing, Guarantor hereby expressly waives, to the extent permitted by applicable law, any and all benefits which might otherwise be available to Guarantor under California Civil Code Sections 2809, 2810, 2819, 2839, 2845 through 2847,
               2849, 2850, 2899 and 3433, and California Code of Civil Procedure Sections 580a, 580b, 580d and 726.

            7.      No Dissolution or Transfer of the Borrower.  Guarantor
                    ------------------------------------------
               hereby (i) agrees that, so long as any amounts remain owing under the Credit Agreement or the other Operative Agreements, it will not take any action or cause the Borrower to take any action to file for bankruptcy, reorganization, composition, adjustment, dissolution or liquidation or to sell or transfer any stock of the Borrower and (ii) confirms and agrees that all payment obligations of the Borrower to Guarantor shall be subject to the provisions of Exhibit 7 to the Credit Agreement
                                            ---------
               (including, without limitation, any obligation to pay principal and interest on any loans made to the Borrower by Guarantor).

            8.      Borrower's Financial Condition.  Guarantor assumes full
                    ------------------------------
               responsibility for keeping fully informed of the financial condition of the Borrower and all other circumstances affecting the Borrower's ability to perform its obligations to the Beneficiaries, and agrees that the Beneficiaries will have no duty to report to Guarantor any information which the Beneficiaries receive about the Borrower's financial condition or any circumstances bearing on its ability to perform its obligations to the Beneficiaries.

            9.      Impairment of Subrogation Rights.  Upon a default of the
                    --------------------------------
               Borrower, the Agent may elect to nonjudicially or judicially foreclose against any real or personal property security it holds for the Shortfall, or any other of the Obligations owing to the Beneficiaries by the Borrower, or any part thereof, or to exercise any other remedy against the Borrower or any security. No such action by the Agent will release or limit the liability of Guarantor to the Beneficiaries, even if the effect of that action is to deprive Guarantor of the right to collect reimbursement from the Borrower for any sums paid hereunder.

           10.       Right of Setoff.  In the event Guarantor fails to pay
                     ---------------
               the Shortfall within three (3) Business Days after receipt by Guarantor of the Agent's demand, in addition to all rights of setoff or lien against any moneys, securities or other property of Guarantor given to the Beneficiaries by law, the Beneficiaries shall have a right of setoff against all moneys, securities and other property of Guarantor now or hereafter in the possession of or on deposit with the Beneficiaries, whether held in a general or special account or deposit, or for safekeeping or otherwise; and every such right of setoff may be exercised without demand upon or notice to Guarantor. No right of setoff shall be deemed to have been waived by any act or conduct on the part of any of the Beneficiaries, or by any neglect to exercise such right of setoff, or by any delay in doing so; and every right of setoff shall continue in full force and effect until specifically waived or released by an instrument in writing executed by the Beneficiaries.

            11.       Default.  The Agent may declare Guarantor in default
                      -------
               under this Guaranty if Guarantor breaches any of its covenants, agreements or undertakings contained hereunder, fails to pay the Shortfall within three (3) Business Days of Guarantor's receipt of demand therefor or Guarantor shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action to authorize any of the foregoing or an involuntary case or other proceeding shall be commenced against Guarantor seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of Guarantor or any substantial part of its property and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of ninety (90) days; or an order for relief shall be entered against Guarantor under the federal bankruptcy laws as now or hereafter in effect.

            12.      Due Authority.  Guarantor represents and warrants that
                     -------------
               it has the corporate power to enter into this Guaranty and has taken all necessary action to authorize the execution, delivery and performance of this Guaranty. Any authorization, consent or approval of any governmental body required for the valid execution, delivery and performance by Guarantor of this Guaranty has been obtained and is in full force and effect.

            13.      Enforceable Agreement.  Guarantor represents and
                     ---------------------
               warrants that this Guaranty constitutes the legal, valid and binding obligation of Guarantor enforceable in accordance with its terms (except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to general equitable principles).

            14.      No Violation.  Guarantor represents and warrants that
                     ------------
               the execution, delivery and performance of this Guaranty will not violate any law, rule or regulation or any order, judgment or decree applicable to it or any agreement binding upon it.

            15.      Financial Condition.  Guarantor represents and warrants
                     -------------------
               that the balance sheet of Guarantor as at September 30, 1996 and the related consolidated statements of income, retained earnings and changes in financial position of Guarantor for the quarter ended on said date, and the audited balance sheet of Guarantor as at December 31, 1995 with the opinion thereon of Arthur Andersen LLP and the related consolidated statements of income, retained earnings and changes in financial position of Guarantor for the fiscal year ended on such date, heretofore furnished to the Agent are complete and correct and fairly present the financial condition of Guarantor as at said dates and the results of its operations for the quarter and fiscal year ended on said dates (subject, in the case of such financial statements as at September 30, 1996, to normal year-end audit adjustments), all in accordance with generally accepted accounting principles applied on a consistent basis. Guarantor had on said dates no material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheets and financial reports as at said dates. Since September 30, 1996, there has been no change in the financial condition or operations, or the prospects or business taken on a whole, of Guarantor from that set forth in said financial statements as at said date, which could reasonably be expected to have a material adverse effect on Guarantor's ability to perform its obligations hereunder.

            16.      Costs and Expenses.  Guarantor agrees to pay the Agent's
                     ------------------
               reasonable out-of-pocket costs and expenses, including but not limited to legal fees and disbursements, incurred in any effort to collect or enforce payment of the Shortfall or this Guaranty, whether or not any lawsuit is filed. Until paid to the Agent, such sums will bear interest at the then Applicable Rate plus two percentage points per annum.

            17.      Delay; Cumulative Remedies.  No delay or failure by the
                     --------------------------
                Agent to exercise any right or remedy against the Borrower or Guarantor will be construed as a waiver of that right or remedy. To the extent permitted by applicable law, all remedies of the Agent against the Borrower and Guarantor are cumulative.

            18.      Miscellaneous.  The invalidity or unenforceability of any
                     -------------
                one or more provisions of this Guaranty will not affect any other proven. This Guaranty will be governed by California law (without reference to choice-of-law principles), and may be amended only by a written instrument executed by Guarantor and the Agent. The provisions of this Guaranty will bind and benfit the successors and assigns of Guarantor and the Beneficiaries. Whenever the context requires, all terms used in the singular will be construed in the plural and vice versa, and each gender will include each other gender. The term "Borrower" will mean both the named Borrower and any other person or entity at any time assuming or otherwise becoming primarily liable for payment of all or any part of the Borrower's obligations under the Defeasance Agreement and the other Operative Agreements.

          Dated as of December 20, 1996.

                               EDISON MISSION ENERGY,
                               a California corporation


                               By:  Kevin M. Smith
                                  ------------------------------
                               Title:  V.P. and Treasurer
                                  ------------------------------


                                                         SCHEDULE A
                                                         ----------
                                                         TO GUARANTY
                                                         -----------

                              List of Beneficiaries
                              ---------------------

The "Agent," the "Security Representative" and the "Fronting Bank":
------------------------------------------------------------------

The Fuji Bank, Limited
Los Angeles Agency
333 South Hope Avenue
Suite 3900
Los Angeles, California 90071
Attention:  Jonathan Bigelow

The "Banks":
-----------

The Fuji Bank, Limited
Los Angeles Agency
333 South Hope Avenue
Suite 3900
Los Angeles, California 90071
Attention:  Jonathan Bigelow

ABN AMRO Bank N.V.
Los Angeles International Branch
300 South Grand Avenue
Suite 1115
Los Angeles, California 90071
Attention:  Heather Brandt

Commerzbank Aktiengesellschaft
Los Angeles Branch
660 South Figueroa Street
Suite 1450
Los Angeles, California 90017
Attention:  Steven Larsen

Istituto Bancario San Paolo di Torino
444 South Flower Street
45th Floor
Los Angeles, California 90071
Attention::  Annette Bergsten

Banca CRT S.p.A.
New York Branch
c/o 515 South Flower Street
Suite 1690
Los Angeles, California 90071
Attention:  Robert Ferrol

The "Depositary":
----------------

The Fuji Bank and Trust Company
Two World Trade Center
81st Floor
New York, New York  10048